Exhibit 99.1

Granite Announces Acquisition of Lehman-Roberts Company and Memphis Stone & Gravel Company
•Acquisition expands Granite’s footprint and creates a new platform for growth in the attractive greater Memphis metropolitan market
•Revising 2024 financial targets to reflect the acquisition
WATSONVILLE, Calif. - Granite Construction Incorporated (NYSE: GVA) today announced the acquisition of Lehman-Roberts Company (“LRC”) and Memphis Stone & Gravel Company (“MSG”), longstanding asphalt paving and asphalt and aggregates producers and suppliers. This acquisition expands Granite’s footprint and creates a new growth platform for Granite in the attractive Memphis metropolitan market. LRC operates seven strategically located asphalt plants serving the greater Memphis area and northern Mississippi. MSG operates three sand and gravel mines, with an additional mine under construction. MSG has exclusive rights to an estimated 57 million tons of proven and probable reserves and 24 million tons of measured and indicated reserves. The companies’ senior leadership team, led by Pat Nelson, will remain in place to manage and develop the business as part of the Granite group of companies.
"We are very excited to complete this acquisition of an outstanding materials-led business that expands our footprint in the Southeast. We believe their business model aligns with our previously disclosed strategy to grow our business by focusing on developing home markets that are served by highly successful companies of scale with great leadership,” said Kyle Larkin, Granite President and Chief Executive Officer.
Larkin continued, “With the completion of the acquisition, we are increasing our 2024 revenue target to a revenue range of $3.8 billion to $4.0 billion. While we expect the acquisition to be accretive to EBITDA, we are maintaining our 2024 adjusted EBITDA margin range of 9% to 11%.”
MSG and LRC President, Pat Nelson, stated, “We are excited to join Granite as we enter the next phase of our evolution. We look forward to continuing to provide our many valued customers with the highest quality aggregates and service for many years to come.”
The acquisition was financed through a new term loan of $150 million maturing on June 2, 2027, with the remainder funded through Granite’s existing revolver and cash on hand.
The Company does not provide a reconciliation of forward-looking adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure of net income attributable to Granite Construction Incorporated because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain excluded items that are inherently uncertain and depend on various factors. For these reasons, we are unable to assess the probable significance of the unavailable information.
About Granite
Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite civil construction provider. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit the Granite website, graniteconstruction.com, and connect with Granite on LinkedIn, X, Facebook, and Instagram.
Forward-looking Statements
Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, opportunities, circumstances, activities, performance, growth, demand, strategic plans, shareholder value, outcomes, outlook, that LRC and MSG senior leadership will remain in place to manage and develop the business, estimated reserves, that the acquisition creates a new platform for growth, that LRC and MSG will continue to provide customers with highest quality aggregates and service, 2024 revenue targets and 2024 adjusted EBITDA margin targets and results constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “believes,” “expects,” “estimates,” “plans,” “may,” “will,” “could,” “continue,” "create" and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, opportunities, circumstances, activities, performance, growth, demand, strategic plans, shareholder value, outcomes, outlook, that LRC and MSG senior leadership will remain in place to manage and develop the business, estimated reserves, that the acquisition creates a new platform for growth, and that LRC and MSG will continue to provide customers with highest quality aggregates and service, 2024 revenue targets and 2024 adjusted EBITDA margin targets and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

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Source: Granite Construction Incorporated